UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DTE ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

MICHIGAN	38-3217752
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Energy Plaza

Detroit, Michigan

(Address of Principal Executive Offices of Each Registrant)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-210556

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2016 Corporate Units	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

The class of securities to be registered hereby is 2016 Corporate Units (“Corporate Units”) of DTE Energy Company, a Michigan Corporation (the “Company”), each consisting of (i) a purchase contract issued by the Company that obligates holders of such Corporate Units to purchase the Company’s common stock, no par value, by no later than October 1, 2019, and (ii) initially a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 2016 Series C 1.50% Remarketable Senior Notes due 2024 (the “Notes”).

For a description of the Corporate Units, reference is made to (i) the Company’s Prospectus Supplement dated September 29, 2016 and accompanying Prospectus dated September 28, 2016, and (ii) Registration Statement No. 333-210556 on Form S-3 filed by the Company on April 1, 2016 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 1 to the Registration Statement filed on September 28, 2016.

Item 2. Exhibits.

2.1	Registration Statement (see Item 1 above).

2.2	Purchase Contract and Pledge Agreement, dated as of October 5, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, custodial agent and securities intermediary (incorporated herein by reference to Exhibit 4.3 to Form 8-K dated October 5, 2016).

2.3	Amended and Restated Indenture, dated as of April 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration No. 333-58834)).

2.4	Supplemental Indenture dated as of September 1, 2016 creating the 2016 Series C 1.50% Remarketable Senior Notes due 2024 (incorporated herein by reference to Exhibit 4.1 to Form 8-K dated October 5, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 6, 2016

DTE ENERGY COMPANY

By:	/s/ Mark C. Rolling
Name: Mark C. Rolling Title: Vice President and Treasurer